                                                           Exhibit 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 25, 1995, except as to Notes 1, 4 and 9, which are as of August 24, 1995, which appears on page 28 of the fiscal 1995 Annual Report to Shareholders of Agouron Pharmaceuticals, Inc.






/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

San Diego, California
November 15,  1995